As filed with the Securities and Exchange Commission on November 8, 2024

Registration Statement No. 333-282158

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glucotrack, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	98-0668934
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(201) 842-7715

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Goode

Chief Executive Officer

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800,

Rutherford, NJ 07070

(201) 842-7715

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Mannheim, Esq. Howard Hirsch, Esq. Kaylen Loflin, Esq. Nelson Mullins Riley & Scarborough LLP 301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 (919) 329-3800	Ralph V. De Martino, Esq. Marc E. Rivera, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 (202) 857-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Glucotrack, Inc. is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-282158) as an exhibit only filing to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses, other than the placement agent fees and expenses, to be paid in connection with the offering of securities described in this registration statement. All amounts are estimates except for the SEC registration fee and Financial Industry Regulatory Authority (“FINRA”) filing fee. Glucotrack, Inc. (“Glucotrack” or the “Registrant”) will bear all costs and expenses shown below.

Amount
SEC registration fee	$147.60
FINRA filing fee	$1,500.00
Printing and mailing	$25,000.00
Accounting fees and expenses	$40,000.00
Legal fees and expenses	$90,000.00
Miscellaneous fees and expenses	$7,500.00
Total expenses	$164,147.60

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

The Registrant’s Bylaws, as amended, provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee, trustee or agent of one of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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Additionally, the Registrant’s Bylaws provide that it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was an agent against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Registrant’s Certificate of Incorporation, as amended, provides that none of its directors shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. To the extent the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of one of the Registrant’s directors, in addition to the limitation on personal liability provided by the Registrant’s Certificate of Incorporation, shall be limited to the fullest extent permitted by the amended DGCL.

The Registrant has obtained and maintains insurance policies insuring its directors and officers and the directors and officers of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

Additionally, the Registrant has entered into indemnification agreements with its directors and officers to provide them with the maximum indemnification allowed under the Registrant’s Certificate of Incorporation , Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Registrant, to the extent indemnification is permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us within the past three years. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

Issuance Under Intellectual Property Purchase Agreement

On October 7, 2022 (“the Closing Date”), the Company entered into Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) with Paul Goode, which is the Company’s Chief Executive Officer (the “Seller”), under which it was agreed that on and subject to the terms and conditions of the IP Purchase Agreement, at the Closing Date, Seller shall sell, assign, transfer, convey and deliver to the Company, all of Seller’s right, title and interest in and to the following assets, properties and rights (collectively, the “Purchased Assets”): (a) all rights, title, interests in all current and future intellectual property, including, but not limited to patents, trademarks, trade secrets, industry know-how and other IP rights relating to an implantable continuous glucose sensor (collectively, the “Conveyed Intellectual Property”); and (b) all the goodwill relating to the Purchased Assets.

In consideration for the sale by Seller of the Purchased Assets to the Company, at the Closing Date, the Company paid to Seller cash in the amount of one dollar and became obligated to issue up to 200,000 shares of Common Stock based upon specified performance milestones as set forth in the IP Purchase Agreement (the “Purchase Price”). In addition, if upon the final issuance, the aggregate 200,000 shares represent less than 1.5% of the then outstanding Common Stock of the Company, the final issuance will include such number of additional shares so that the total aggregate issuance equals 1.5% of the outstanding shares (the “True-Up Shares”). All shares of Common Stock to be issued under the IP Purchase Agreement shall be (i) restricted over a limited period as defined in the IP Purchase Agreement and issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and (ii) subject to the lockup provisions.

On December 29, 2023, 20,000 shares of Common Stock were earned under the terms of the IP Purchase Agreement and were issued to Seller on February 6, 2024.

February 2024 Exchange

On February 13, 2024, the “Company entered into an Exchange Agreement (the “Exchange Agreement”) with certain shareholders (the “February Holders”), pursuant to which the Company and the Holders agreed to exchange (the “Exchange”) Common Stock purchase warrants (the “February Warrants”) owned by the Holders for shares of Common Stock to be issued by the Company.

On February 13, 2024, the Company closed the Exchange and issued to the February Holders an aggregate of 3,593,203 shares of Common Stock (the “Shares”) in exchange for 4,381,953 February Warrants.

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It was also agreed that the February Holders would not, during the period (“Lock-Up Period”) (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares of, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (iv) publicly announce an intention to effect any transaction specific in clause (i), (ii) or (iii) above, provided however that the February Holder, during the Lock-Up Period, may (a) sell or contract to sell Shares at a price higher than $0.50 per Share on any trading day up to 10% of the daily volume of Shares or (b) sell or contract to sell Shares at a price higher than $0.80 per Share on any trading day with no limitation on volume. The Lock-Up Period expires at the earlier of (i) 365 days after the date hereof or (ii) until the Shares traded above $1.00 per Share for five consecutive trading days.

The offer and sale of all securities listed in this Item 15 were made to a limited number of accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act. Individuals who purchased securities as described above represented that they were accredited investors within the meaning of Regulation D and were acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

April Private Placement

On April 22, 2024, the Company entered into a private placement agreement under which the Company issued 79,366 shares of its Common Stock at a price of $6.30 per share for aggregate gross proceeds of $500. The Offering included participation of certain members of the Company’s executive management, Board of Directors and existing shareholders. The shares were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors.

July 1 Private Placement

On July 1, 2024, the Company entered into note and warrant purchase agreements (the “Purchase Agreement”) with certain officers, directors, and existing investors (the “July 1 Investors”), providing for the private placement of unsecured promissory notes in the aggregate principal amount of $100,000 (the “July 1 Notes”) and warrants (the “July 1 Warrants”) to purchase up to an aggregate of 300,000 shares of Common Stock. The closing of the private placement (the “Closing”) occurred on July 1, 2024.

The July 1 Notes bear simple interest at the rate of three percent (3%) per annum and are due and payable in cash on the earlier of: (a) twelve (12) months from the date of the July 1 Note; or (b) the date the Company raises third-party equity capital in an amount equal to or in excess of $1,000,000 (the “Maturity Date”). The Company may prepay the July 1 Notes at any time prior to the Maturity Date without penalty. If an event of default occurs, the then-outstanding principal amount of the Notes plus any unpaid accrued interest will accelerate and become immediately payable in cash.

Each July 1 Warrant has an exercise price of $4.95 per share. The July 1 Warrants are immediately exercisable and have a five-year term.

The July 1 Notes and the July 1 Warrants were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 1 Investors.

July 18 Private Placement

On July 18, 2024, the Company entered into a series of convertible promissory notes with certain investors (the “July 18 Investors”), providing for the private placement of unsecured convertible promissory notes in the aggregate principal amount of $360,000 (the “July 18 Notes” and each a “July 18 Note”).

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The July 18 Notes bear simple interest at the rate of eight percent (8%) per annum and are due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of the July 18 Note, or (b) the date of closing of a Qualified Financing (defined below) (the “Maturity Date”). Interest will be computed on the basis of a 365-day year.

Except with regard to conversion of the July 18 Notes as discussed below, the Company may not prepay the July 18 Notes without the written consent of the holder. If not sooner repaid, all outstanding principal and accrued but unpaid interest on the Notes (the “Note Balance”), as of the close of business on the day immediately preceding the date of the closing of the next issuance and sale of capital stock of the Company, in a single transaction or series of related transactions, to investors resulting in gross proceeds to the Company of at least $500,000 (excluding indebtedness converted in such financing) (a “Qualified Financing”), will automatically be converted into that number of shares of equity securities of the Company sold in the Qualified Financing equal to the number of shares calculated by dividing (X) the Note Balance by (Y) an amount equal to the price per share or other unit of equity securities issued in such Qualified Financing, and otherwise on the same terms as the security issued in the Qualified Financing, provided that the conversion price per share shall not be lower than $1.56.

Upon the occurrence of an Event of Default (defined below), a holder may, by written notice to the Company, declare the July 18 Note to be due immediately and payable with respect to the Note Balance. An “Event of Default” means (i) failure by the Company to pay the Note Balance on the Maturity Date, (ii) voluntary bankruptcy, or (iii) involuntary bankruptcy. Upon the occurrence of an Event of Default specified in clause (iii) above, the Note Balance shall automatically and immediately become due and payable, in all cases without any action on the part of the holder.

The July 18 Notes were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 18 Investors.

July 30 Private Placement

On July 30, 2024, the Company entered into a convertible promissory note and three warrant agreements (the “July 30 Warrants”) with an investor (the “July 30 Holder”), providing for the private placement of a secured convertible promissory note in the aggregate principal amount of 4,000,000 (the “July 30 Note”). The July 30 Note is not convertible until and unless approved at a meeting of the Company’s stockholders (“Stockholder Approval”). The Company has agreed to hold such a meeting to seek Stockholder Approval within 90 days. The July 30 Note bears simple interest at the rate of eight percent (8%) per annum and is due and payable in cash on the earlier of: (a) the twelve (12) month anniversary of July 30 Note, or (b) the date of closing of a Sale Transaction (defined below) (the “Maturity Date”). Interest will be computed on the basis of a 365-day year. The July 30 Note is secured by a first-priority security interest on all Company assets.

Except with regard to conversion of the July 30 Notes or a Sale Transaction as discussed below, the Company may not prepay the July 30 Notes without the written consent of the July 30 Holder. If Stockholder Approval is obtained, the July 30 Note (i) is convertible at the discretion of the July 30 Holder at a price equal to the closing price of the Common Stock on the date of conversion and, (ii) if the Closing Price of the Common Stock exceeds $5.00 per share for a period of five (5) consecutive trading days, will automatically convert at a price equal to the five-day (5) VWAP (subject to adjustment for any stock split, stock dividend, reverse stock split, combination or similar transaction). “VWAP” means the daily volume weighted average price of the Common Stock.

In the event of a Sale Transaction on or prior to the Maturity Date, the Company will repay the July 30 Holder, at the July 30 Holder’s election, as follows: (a) cash equal to 200% of the Note balance, or (b) transaction consideration in the amount to be received by the July 30 Holder in such Sale Transaction if the July 30 Note was converted pursuant to an optional conversion. “Sale Transaction” means a merger or consolidation of the Company with or into any other entity, or a sale of all or substantially all of the assets of the Company, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction(s) receive cash, securities or other property in exchange for their shares and, immediately after such transaction(s), own less than 50% of the equity securities of the surviving corporation or its parent.

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Upon the occurrence of an Event of Default (defined below), the July 30 Holder may, by written notice to the Company, declare the July 30 Note to be due immediately and payable with respect to the July 30 Note balance. An “Event of Default” means (i) failure by the Company to pay the July 30 Note balance on the Maturity Date, (ii) the Company becomes subject to a judgement of more than $50,000, (iii) voluntary bankruptcy, or (iv) involuntary bankruptcy. Upon the occurrence of an Event of Default specified in clause (iii) above, the July 30 Note balance shall automatically and immediately become due and payable, in all cases without any action on the part of the holder.

Each July 30 Warrant becomes exercisable 12 months after its issuance and has term of 10 years. The July 30 Warrants are exercisable for cash only and have no price-based antidilution. The first July 30 Warrant is for 2,133,334 shares at $1.875 per share. The second July 30 Warrant is for 1,523,810 shares at $2.625 per share. The third July 30 Warrant is for 1,185,186 shares at $3.375 per share.

The July 30 Note and the July 30 Warrants were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the July 30 Holder.

August 23 Conversion

On August 23, 2024, two of the July 1 Investors entered into conversion agreements (the “Conversion Agreements”) with the Company, pursuant to which the Company agreed to convert the principal amount, plus any accrued but unpaid interest pursuant to each of the July 1 Notes, totaling $20,076 each (the “Debt”), held by the Investors to Common Stock at a conversion price of $1.02 per share.

Also in satisfaction of the Debt and pursuant to the Conversion Agreement, the Company issued to each of the two July 1 Investors three warrants (each an “August 23 Warrant”). Each August 23 Warrant becomes exercisable on August 16, 2025 and has term of 10 years. The August 23 Warrants are exercisable for cash only and have no price-based antidilution. The first August 23 Warrant is for 10, 707 shares of Common Stock and is exercisable at $1.875 per share. The second August 23 Warrant is for 7,648 shares of Common Stock, exercisable at $2.625 per share. The third August 23 Warrant is for 5,948 shares of Common Stock, exercisable at $3.375 per share.

The August 23 Warrants and the shares issued in satisfaction of the Debt were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investors.

September 5 Conversion

On September 5, 2024, another July 1 Investor entered into a Conversion Agreement with the Company, pursuant to which the Company agreed to convert the principal amount, plus any accrued but unpaid interest pursuant to the July 1 Investor’s July 1 Note, totaling $259,310.67 (the “Debt”), held by the Investor to Common Stock at a conversion price of $1.02 per share.

Also in satisfaction of the Debt and pursuant to the Conversion Agreement, the Company issued to the July 1 Investor three warrants (each an “September 5 Warrant”). Each September 5 Warrant becomes exercisable on August 16, 2025 and has term of 10 years. The September 5 Warrants are exercisable for cash only and have no price-based antidilution. The first September 5 Warrant is for 138,299 shares of Common Stock and is exercisable at $1.875 per share. The second September 5 Warrant is for 98,785 shares of Common Stock, exercisable at $2.625 per share. The third September 5 Warrant is for 76,833 shares of Common Stock, exercisable at $3.375 per share.

The September 5 Warrants are subject to a beneficial ownership limitation such that the September 5 Warrants are not exercisable to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of Common Stock outstanding immediately after giving effect to such exercise. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The September 5 Warrants and the shares issued in satisfaction of the Debt were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the investor.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
1.1***	Form of Placement Agent Agreement
2.1	Merger Agreement and Plan of Reorganization, dated as of May 25, 2010, by and among Integrity Applications, Inc., Integrity Acquisition Ltd. and A.D. Integrity Applications Ltd. (1)
3.1	Certificate of Incorporation of Integrity Applications, Inc. (1)
3.2	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (1)
3.3	Bylaws of Integrity Applications, Inc. (1)
3.4	Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (16)
3.5	Amendments to The Company’s Certificate of Incorporation (23)
3.6	First Amendment to Bylaws dated June 14, 2024 (18)
3.7	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on May 17, 2024. (22)
4.1	Specimen Certificate Evidencing Shares of Common Stock (1)
4.2	Form of Common Stock Purchase Warrant (1)
4.3	Form of Series A Securities Purchase Agreement (2)
4.4	Form of Series A Common Stock Purchase Warrant (2)
4.5	Form of Series A Registration Rights Agreement (2)
4.6	Certificate of Designation of Preferences and Rights of Series A 5% Convertible Preferred Stock (2)
4.7	Form of Series B Securities Purchase Agreement (3)
4.8	Form of Series B-1 Common Stock Purchase Warrant (3)
4.9	Form of Series B-2 Common Stock Purchase Warrant (3)
4.10	Form of Series B Registration Rights Agreement (3)
4.11	Certificate of Designation of Preferences and Rights of Series B 5.5% Convertible Preferred Stock (3)
4.12	Form of Series C Securities Purchase Agreement (6)
4.13	Form of Series C-1 Common Stock Purchase Warrant (6)
4.14	Form of Series C-2 Common Stock Purchase Warrant (6)
4.15	Form of Series C Registration Rights Agreement (6)
4.16	Certificate of Designation of Preferences and Rights of Series C 5.5% Convertible Preferred Stock (6)
4.17	Form of Series D Securities Purchase Agreement (10)
4.18	Form of Series D-1 Common Stock Purchase Warrant (10)
4.19	Form of Series D-2 Common Stock Purchase Warrant (10)
4.20	Form of Series D-3 Common Stock Purchase Warrant (10)
4.21	Form of Series D Registration Rights Agreement (10)
4.22	Form of Prefunded Warrant (12)
4.23	Form of Warrant (19)
4.24	Form of Warrant (21)
4.25***	Form of Pre-Funded Warrant
4.26***	Form of Series A Common Warrant
4.27***	Form of Series B Common Warrant
5.1**	Opinion of Nelson Mullins Riley & Scarborough LLP
10.1*	Integrity Applications, Inc. 2010 Incentive Compensation Plan (1)
10.2*	Amendment No. 1 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (11)
10.3*	Amendment No. 2 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (9)
10.4*	Form of Director and Officer Indemnification Agreement (1)
10.5*	Personal Employment Agreement, dated as of October 19, 2010, between A.D. Integrity Applications Ltd. and Avner Gal (1)
10.6*	Letter Agreement, effective as of April 7, 2017, among Integrity Applications, Inc., A.D. Integrity Applications Ltd., and Avner Gal (9)
10.7*	Amended and Restated Personal Employment Agreement, effective as of April 7, 2017, between A.D. Integrity Applications Ltd. and David Malka (9)
10.8	Irrevocable Undertaking of Indemnification, dated as of July 26, 2010, by and among Integrity Applications, Inc., Avner Gal, Zvi Cohen, Ilana Freger, David Malka and Alexander Raykhman (1)
10.9	Investment Agreement, dated February 18, 2003, between A.D. Integrity Applications Ltd., Avner Gal, Zvi Cohen, David Freger and David Malka and Yigal Dimri (1)
10.10*	Form of Stock Option Agreement (1)
10.11*	Form of Stock Option Agreement (ESOP) (1)
10.12	Letter of Approval, addressed to Integrity Applications Ltd. from the Ministry of Industry, Trade and Employment of the State of Israel (5)
10.13	Letter of Undertaking, addressed to the Ministry of Industry, Trade and Employment of the State of Israel - Office of the Chief Scientist from Integrity Applications Ltd. (4)
10.14	Investment Agreement, dated March 16, 2004, by and among A.D. Integrity Applications Ltd., Yitzhak Fisher, Asher Kugler and Nir Tarlovsky. (4)
10.15	Form of Underwriting Agreement, dated April 13, 2023, between GlucoTrack, Inc. and Aegis Capital Corp. (12)
10.16*	Consulting Agreement, dated October 11, 2023, by and between GlucoTrack, Inc. and James S. Cardwell (13)
10.17	Form of Exchange Agreement, dated February 13, 2024, by and among GlucoTrack, Inc. and certain holders thereof (14)
10.18*	Consulting Agreement, dated August 1, 2019, by and between Integrity Applications, Inc. and Jolie Kahn (15)
10.19*	Employment Agreement, dated October 19, 2021, by and between Integrity Applications, Inc. and Paul V. Goode (17)
10.20	Form of Note and Warrant Purchase Agreement (19)
10.21	Form of Promissory Note (19)
10.22	Form of Convertible Promissory Note (20)
10.23	Form of Convertible Promissory Note (21)
10.24***	Form of Securities Purchase Agreement
10.25*	Glucotrack, Inc. 2024 Equity Incentive Plan (24)
19.1	Insider Trading Policies and Procedures, adopted March 22, 2024.(23)
21.1	Subsidiaries of Integrity Applications, Inc. (8)
23.1***	Consent of Fahn Kanne & Co., an Independent Public Accounting Firm
23.3**	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1***	Power of Attorney, dated September 16, 2024.
24.2***	Power of Attorney, dated October 24, 2024
99.1	Code of Ethics (7)
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its Inline XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
107***	Filing Fee Table

II-6

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1, as filed with the SEC on August 22, 2011.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 18, 2013.

(3)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on September 5, 2014.

(4)	Previously filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1, as filed with the SEC on October 7, 2011.

(5)	Previously filed as an exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1, as filed with the SEC on November 10, 2011.

(6)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 14, 2016.

(7)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 31, 2017.

(8)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1, as filed with the SEC on November 7, 2017.

(9)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 15, 2017

(10)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 7, 2018.

(11)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 23, 2016.

(12)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 17, 2023.

(13)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on October 12, 2023.

(14)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on February 16, 2024.

(15)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on August 8, 2019.

(16)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on April 23, 2020.

(17)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on October 25, 2021.

(18)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on June 20, 2024.

(19)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 1, 2024.

(20)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 22, 2024.

(21)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 31, 2024.

(22)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on May 20, 2024.

(23)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 28, 2024.

(24)	Previously filed as Appendix A of the Company’s Form DEF 14A filed with the Commission on April 1, 2024.

*	Compensation Plan or Arrangement or Management Contract.
**	Filed herewith.
***	Previously filed.
+	To be filed by amendment

II-7

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement,

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutherford, state of New Jersey, on November 8, 2024.

GLUCOTRACK, INC.

By:	/s/ Paul Goode
Name:	Paul Goode
Title:	Chief Executive Officer (Principal Executive Officer)

II-9

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Goode	Chief Executive Officer and Director
Paul Goode	(principal executive officer)	November 8, 2024

/s/ James S. Cardwell	Chief Financial Officer
James S. Cardwell	(principal financial and accounting officer)	November 8, 2024

*
Dr. Robert Fischell	Director	November 8, 2024

*
Luis J. Malave	Director	November 8, 2024

*
Andrew Balo	Director	November 8, 2024

*
John Ballantyne	Director	November 8, 2024

*
Allen Danzig	Director	November 8, 2024

*
Erin Carter	Director	November 8, 2024

*By:	/s/ Paul Goode
Name:	Paul Goode, Attorney-in-fact, pursuant to the Powers of Attorney filed as Exhibits 24.1 and 24.2 hereto.

II-10